Exhibit 10

FORM OF STOCK APPRECIATION RIGHT AGREEMENT

MARRIOTT INTERNATIONAL, INC.

2002 COMPREHENSIVE STOCK AND CASH INCENTIVE PLAN

This Agreement ("Agreement") is executed in duplicate as <Grant Date>, (the "Grant Date") between Marriott International, Inc. ("Company"), and <Fname> <Lname> ("Employee").

In accordance with Article 10 of the Company's 2002 Comprehensive Stock and Cash Incentive Plan ("Plan"), as amended, relating to Other Share-Based Awards, the Company has authorized this stock appreciation right Agreement.

Now, THEREFORE, it is agreed as follows:

1. Prospectus. The Employee has been provided with, and hereby acknowledges receipt of, a Prospectus for the Plan dated <Date>, which contains, among other things, a detailed description of the share-based award provisions of the Plan.

2. Interpretation. The provisions of the Plan are incorporated herein by reference and form an integral part of this Agreement. Except as otherwise set forth herein, capitalized terms used herein shall have the meanings given to them in the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan shall govern. A copy of the Plan is available from the Compensation Department of the Company upon request. All decisions and interpretations made by the Compensation Policy Committee of the Company's Board of Directors (the "Committee") or its delegate with regard to any question arising hereunder or under the Plan shall be binding and conclusive.

3. Grant of SARs. The Company hereby grants to the Employee as of the Grant Date this stock appreciation right (the "SAR") on <Grant> shares of the Company's Common Stock (the "SAR Shares"), subject to the terms and conditions of the Plan, the Employee's acceptance of this Agreement and satisfaction of the tax provisions of the Company's International Assignment Policy ("IAP"), if applicable. Under this Agreement, upon satisfying the conditions for exercising a SAR as set forth in paragraphs 5 and 6 below, Employee shall receive a number of shares of Common Stock of the Company equal to the number of SAR shares that are being exercised under such SAR multiplied by the quotient of (a) the Final Value minus the Base Value, divided by (b) the Final Value.

4. Base Value and Final Value. Subject to Paragraph 12 hereof, the Base Value per share of the SAR Shares is <Base Value> and the Final Value is the Fair Market Value of a Share of Common Stock of the Company as of the date the SAR is exercised.

5. Waiting Period and Exercise Dates. The SAR Shares may not be exercised during the one-year period following the Grant Date (the "waiting period"). Following the waiting period, the SAR Shares may be exercised in accordance with the following schedule: 25% of the SAR Shares commencing at the end of the waiting period, and an additional 25% of the SAR Shares commencing on each of the second, third and fourth one-year anniversaries of the Grant Date. To the extent that the SAR is not exercised by the Employee when it becomes initially exercisable, the SAR shall not expire but shall be carried forward and shall be exercisable at any time thereafter; provided, however, that the SAR shall not be exercisable after the expiration of ten (10) years from the Grant Date or sooner as set forth in paragraph 9, if applicable. Exercise of the SAR shall not be dependent upon the prior or sequential exercise of any other SARs heretofore granted to Employee by the Company. Except as provided in the Plan and Paragraph 9 below, the SAR may not be exercised at any time unless the Employee shall then be an employee of the Company or a subsidiary.

6. Method of Exercising SAR. In order to exercise the SAR, the person entitled to exercise the SAR must provide a signed written notice to the Company stating the number of SAR Shares with respect to which the SAR is being exercised. Upon receipt of such notice, the Company will advise the person exercising the SAR of the amount of withholding taxes to be paid under Federal and, where applicable, state and local law resulting from such exercise. The SAR may be exercised by (a) making provision for the satisfaction of the applicable withholding taxes, and (b) an undertaking to furnish and execute such documents as the Company deems necessary (i) to evidence such exercise, and (ii) to determine whether registration is then required to comply with the Securities Act of 1933 or any other law. Upon satisfying the conditions for exercise including the provision for the satisfaction of the withholding taxes, the Company shall, without transfer or issue tax to the person exercising the SAR, either cause delivery to such person of a share certificate or other evidence of the SAR Shares purchased or provide confirmation from the transfer agent for the Common Stock of the Company that said transfer agent is holding shares for the account of such person in a certificateless account. Pursuant to procedures, if any, that may be adopted by the Committee or its delegate, the exercise of the SAR may be by any other means that the Committee determines to be consistent with the Plan's purpose and applicable law.

7. Rights as a Shareholder. The Employee shall have no rights as a shareholder with respect to any SAR Shares covered by the SAR granted hereby until the date of issuance of a stock certificate or confirmation of the acquisition of such SAR Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of issuance.

8. Non-Assignability. The SAR shall not be assignable or transferable by the Employee except by will or by the laws of descent and distribution. During the Employee's lifetime, the SAR may be exercised only by the Employee or, in the event of incompetence, by the Employee's legally appointed guardian.

9. Effect of Termination of Employment or Death. If the Employee goes on leave of absence for a period of greater than twelve months (except a leave of absence approved by the Board of Directors or the Committee) or ceases to be an employee of the Company or a Subsidiary for any reason except death, the portion of the SAR which is unexercisable on the date on which the Employee ceased to be an Employee or has been on a leave of absence for over twelve months (except a leave of absence approved by the Board or Committee) shall expire on such date and any unexercised portion of the SARs which was otherwise exercisable on such date shall expire at the earlier of (i) the expiration of this SAR in accordance with the term for which the SAR was granted, or (ii) three months (one year in the case of termination by reason of Disability of the Employee under the terms of the Plan) from such date, except in the case of an Employee who is an "Approved Retiree" as defined below. If Employee is an Approved Retiree, then the SAR shall expire at the sooner to occur of (i) the expiration of such SAR in accordance with its original term, (ii) the expiration of five years from the date of retirement, or (iii) with respect to SARs granted less than one year before the date the Approved Retiree retires, such retirement date, except not with respect that portion of the SARs equal to the number of such shares multiplied by the ratio of (a) the number of days between the Grant Date and the retirement date inclusive, over (b) the number of days on and after the Grant Date and before the first anniversary of the Grant Date. In the event of the death of Employee without Approved Retiree status during the three month period following termination of employment or a leave of absence over twelve months (except a leave of absence approved by the Board or Committee), the SAR shall be exercisable by the Employee's personal representative, heirs or legatees to the same extent and during the same period that the Employee could have exercised the SAR if the Employee had not died. In the event of the death of Employee while an employee or while an Approved Retiree, the SAR (if the waiting period has elapsed) shall be exercisable in its entirety by the Employee's personal representatives, heirs or legatees at any time prior to the expiration of one year from the date of the death of the Employee, but in no event after the term for which the SAR was granted. For purposes of this Agreement, an "Approved Retiree" is any SAR holder who (i) terminates employment by reason of a Disability, or (ii) (A) retires from employment with the Company with the specific approval of the Committee on or after such date on which the SAR holder has attained age 55 and completed 10 Years of Service, and (B) has entered into and has not breached an agreement to refrain from Engaging in Competition in form and substance satisfactory to the Committee; and if the Committee subsequently determines, in its sole discretion, that an Approved Retiree has violated the provisions of the Agreement to refrain from Engaging in Competition, or has engaged in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company's operations, financial condition or business reputation, such Approved Retiree shall have ninety (90) days from the date of such finding within which to exercise any SARs or portions thereof which are exercisable on such date, and any SARs or portions thereof which are not exercised within such ninety (90) day period shall expire and any SARs or portion thereof which are not exercisable on such date shall be cancelled on such date.

10. Consent. By executing this Agreement, Employee consents to the collection and maintenance of Employee's personal information (such as Employee's name, home address, home telephone number and email address, social security number, assets and income information, birth date, hire date, termination date, other employment information, citizenship, marital status) by the Company and the Company's service providers for the purposes of (i) administering the Plan (including ensuring that the conditions of transfer are satisfied from the Award Date through the Exercise Date), (ii) providing Employee with services in connection with Employee's participation in the Plan, (iii) meeting legal and regulatory requirements and (iv) for any other purpose to which Employee may consent. Employee's personal information is collected from the following sources:

  from this Agreement, investor questionnaires or other forms that Employee submits to the Company or contracts that Employee enters into with the Company;

  from Employee's transactions with the Company, the Company's affiliates and service providers;

  from Employee's employment records with the Company; and

  from meetings, telephone conversations and other communications with Employee.

In addition, Employee further consents to the Company disclosing Employee's personal information to the Company's third party service providers and affiliates and other entities in connection with the services the Company provides related to Employee's participation in the Plan, including:

  financial service providers, such as broker-dealers, custodians, banks and others used to finance or facilitate transactions by, or operations of, the Plan;

  other service providers to the Plan, such as accounting, legal, or tax preparation services;

  regulatory authorities; and

  transfer agents, portfolio companies, brokerage firms and the like, in connection with distributions to Plan participants.

Employee's personal information is maintained on the Company's networks and the networks of the Company's service providers, which may be in the United States or other countries other than the country in which this Award was granted. Employee may access Employee's personal information to verify its accuracy and update Employee's information by contacting Employee's local Human Resources representative. Employee may obtain account transaction information online or by contacting the Plan record keeper as described in the Plan enrollment materials. By accepting the terms of this Agreement, Employee further agrees to the same terms with respect to other Awards Employee received in any prior year under the Plan.

11. No Additional Rights. Benefits under this Plan are not guaranteed. The grant of Awards is a one-time benefit and does not create any contractual or other right or claim to any future grants of Awards under the Plan, nor does a grant of Awards guarantee future participation in the Plan. The value of Employee's Awards is an extraordinary item outside the scope of Employee's employment contract, if any. Employee's Awards are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end-of-service payments, bonuses, long-term service awards, pension or retirement benefits (except as otherwise provided by the terms of any U.S.-qualified retirement or pension plan maintained by the Company or any of its subsidiaries), or similar payments. By accepting the terms of this Agreement, Employee further agrees to these same terms and conditions with respect to any other Awards Employee received in any prior year under the Plan.

12. Recapitalization or Reorganization. Certain events affecting the Common Stock of the Company and mergers, consolidations and reorganizations affecting the Company may affect the number or type of securities deliverable upon exercise of the SAR or limit the remaining term over which this SAR may be exercised.

13. General Restriction. In accordance with the terms of the Plan, the Company may limit or suspend the exercisability of the SAR or the purchase or issuance of SAR Shares thereunder under certain circumstances. Any delay caused thereby shall in no way affect the date of termination of the SAR.

14. Amendment of This Agreement. The Board of Directors may at any time amend, suspend or terminate the Plan; provided, however, that no amendment, suspension or termination of the Plan or the SAR shall adversely affect in any material way the SAR without the written consent of the Employee.

15. Notices. Notices hereunder shall be in writing, and if to the Company, may be delivered personally to the Compensation Department or such other party as designated by the Company or mailed to its principal office at 10400 Fernwood Road, Bethesda, Maryland 20817, addressed to the attention of the SAR Administrator (Department 935.40), and if to the Employee, may be delivered personally or mailed to the Employee at his or her address on the records of the Company.

16. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in Paragraph 9 above and the provisions of the Plan, to the personal representatives, legatees and heirs of the Employee.

17. No Effect on Employment. Nothing contained in this Agreement shall be construed to limit or restrict the right of the Company or of any subsidiary to terminate the Employee's employment at any time, with or without cause, or to increase or decrease the Employee's compensation from the rate of compensation in existence at the time this Agreement is executed.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Grant Date.

MARRIOTT INTERNATIONAL, INC. EMPLOYEE

Employee Name (Please Print)

By: ____________________________________

Executive Vice President, Human Resources Employee Social Security Number (Please Print)

___________________________________________

Employee Signature

184937v2